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                       INTERSTATE GENERAL COMPANY L.P.
            Proxy for Meeting of IGC Unitholders on August 31, 1998

This proxy is solicited on behalf of the Board of Directors of Interstate General Management Corporation ("IGMC"), the managing general partner of Interstate General Company L.P. ("IGC"), for the meeting of IGC Unitholders to be held on August 31, 1998.

The undersigned hereby appoints Edwin L. Kelly and James J. Wilson, and each of them, proxies with full power of substitution, to vote all IGC Units of the undersigned at the meeting of IGC Unitholders to be held at 10:00 a.m. EDT, August 31, 1998 at the Willard Intercontinental Hotel, The Taft Room, 1401 Pennsylvania Avenue, N.W., Washington, D.C., and any adjournment thereof, upon the restructuring of IGC described in the proxy statement furnished herewith (the "Restructuring"), and all subjects that may properly come before the meeting, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote for the Restructuring, and at their discretion on any other matter that may properly come before the meeting.

Please complete, sign, and date this proxy card and return it promptly in the enclosed postage prepaid envelope or otherwise to P.O. Box 2637, Waldorf, Maryland 20604.
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Please Mark the Appropriate Box with an "X":

[_] APPROVE OF THE PROPOSED RESTRUCTURING.

[_] DO NOT APPROVE OF THE PROPOSED RESTRUCTURING.


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Name of Unitholder                       Number of Units Held

                                                              , 1998
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Signature                                Date


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Title or Authority, if applicable

Note: If Units are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title. A partnership should sign in the partnership name by an authorized person. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.

PLEASE COMPLETE, SIGN AND DATE THIS CARD AND RETURN IT PROMPTLY.